UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

LIFELINE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6400 South Fiddler's Green Circle, Suite 1750, Englewood, CO 80111
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:  (720) 488-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD.

     Lifeline Therapeutics, Inc. (the “Company”) intends to disclose the following information to certain investors and other members of the public on or after June 24, 2005:

     For the period between June 1, 2005 and June 17, 2005 the Company’s total gross sales exceeded $1.5 million, without allowances for returns and defective product. The Company believes that the increase in its gross sales during this time period is primarily attributable to increased exposure in the national media. The Company does not expect either this increased exposure in the national media or the current rate of sales to continue for the immediate future.

     More information about the Company and Protandim™ can be found on our website at www.protandim.com.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2005

LIFELINE THERAPEUTICS, INC. By: /s/ William J. Driscoll William J. Driscoll, CEO/President